Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   February 10, 2003

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-97937

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus and Prospectus Supplement dated September 25, 2002 relating to Merrill Lynch & Co., Inc. Medium-Term Notes to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President

PROSPECTUS SUPPLEMENT                                         File No. 333-97937
(To the Prospectus Supplement and                             Rule 424(b)(3)
Prospectus dated September 25, 2002)
Prospectus Supplement Number: 2260

                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                Fixed Rate Notes

Principal Amount:               $20,000,000

CUSIP Number:                   59018YPE5

Interest Rate:                   5.328% per annum

Original Issue Date:            November 29, 2002

Stated Maturity Date:           November 29, 2012

Interest Payment Dates:         Each 29th of May and November, commencing on
                                May 29, 2003, until maturity, subject to following business day convention.

Repayment at the Option
of the Holder:                  The Notes cannot be repaid prior to the Stated
                                Maturity Date.

Redemption at the Option
of the Company:                 The Notes cannot be redeemed prior to the Stated
                                Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                        JPMorgan Chase Bank

Dated:                          November 15, 2002